Exhibit 10.6

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

AMENDED PATENT LICENSE AGREEMENT

LSU FILE LSUHSC-S- 07-006 and LSUHSC-S-09-015

This Agreement is effective as of the 12th day of May, 2015 (the “Effective Date”), between BioNTech AG, a corporation incorporated in Germany, with offices located at An der Goldgrube 12, D-55131 Mainz, Germany (“LICENSEE”); the Board of Supervisors of Louisiana State University and Agricultural and Mechanical College, a public constitutional corporation, organized and existing under the laws of the State of Louisiana (“LSU”); and Uniwersytet Warszawski (the University of Warsaw), a Polish nonprofit corporation (“UW”); LSU and UW sometimes to be referred to, collectively, individually or independently, as “LICENSOR” or “LICENSORS.”

UW and LICENSEE have entered on the 15th day of November 2010 into a separate Research Cooperation Agreement [***] (“RESEARCH COOPERATION AGREEMENT”). Therein UW and LICENSEE agreed to cooperate in the synthesis and characterization of chemically modified cap analogs and their evaluation on the efficacy of RNA-based immunotherapies in pre-clinical and clinical studies (“COOPERATION”) and UW granted LICENSEE certain rights in patent applications already filed as well as in future sole inventions of UW and joint inventions of UW and LICENSEE resulting from the COOPERATION. UW and LICENSEE agreed that any remuneration for the rights granted is already covered by the considerations as set out in clause 2 of this agreement.

This agreement replaces the “Patent License Agreement LSU FILE LSUHSC-S- 07-006 and LSUHSC-S-09-015” of BioNTech AG (LICENSEE), Uniwersytet Warszawski (UW) and Louisiana State University (LSU) made of 15th day of March, 2011, effective on 16th day of December. This agreement also replaces the “Amendment NO. 1 to Patent License Agreement” referring to said “Patent License Agreement LSU FILE LSUHSC-S- 07-006 and LSUHSC-S-09-015” effective on 1st day of January, 2013. This named two agreements are herein after referred to as “PRIOR AGREEMENTS” [***].

ARTICLE 1 – DEFINITIONS

1.1 “AFFILIATE” of LICENSEE shall mean a company or other person controlling, controlled by, or under common control with LICENSEE, where “control” shall mean the direct or indirect control by ownership or otherwise of more than fifty percent (50%) of the outstanding voting shares or voting rights, or other similar measure of control.

1.2 “FIELD OF USE” means all fields of use.

1.3 “FIRST COMMERCIAL SALE” means the first sale of any LICENSED PRODUCT or the first commercial use of any LICENSED PROCESS by LICENSEE or a SUBLICENSEE, other than a sale of a LICENSED PRODUCT or the use of a LICENSED PROCESS for use in trials, such as field trials or clinical trials, being conducted to obtain FDA or other governmental approvals to market LICENSED PRODUCTS or otherwise commercially use LICENSED PROCESSES.

1.4 “COOPERATION PATENT RIGHTS” shall mean UWs legal rights under the patent laws of the United States or relevant foreign countries for all of the following:

(a)

the United States and foreign patents and/or patent applications which will be or have been filed for sole or joint inventions resulting from the COOPERATION and/or for inventions from previous research projects between UW and LICENSEE as set out in Section 8.6 of the RESEARCH COOPERATION AGREEMENT (“COOPERATION INVENTIONS”); non-provisional applications claiming priority under 35 U.S.C. § 119(e) from any provisional applications filed for COOPERATION INVENTIONS, continuations, and continuations-in-part of any of the above applications; the United States and foreign patents and/or patent applications filed for COOPERATION INVENTIONS; non-provisional applications claiming priority under 35 U.S.C. § 119(e) from any provisional applications filed for COOPERATION INVENTIONS; divisionals, continuations, and continuations-in-part of any of the above applications

(b)

United States and foreign patents issued from the applications described above in part (a) as well as utility models, extensions or supplemental protection certificates (SPCs) thereof or equivalent patent term extensions;

(c)

claims in all foreign patent applications, and in resulting patents, that are directed to subject matter specifically described in the United States patents and/or patent applications described in (a) and/or (b) above;

(d)	any reissued or reexamined patents based upon the United States patents described in (a) and/or (b).

1.5 “LICENSED PRODUCT(S)” means a product or part of a product in the licensed FIELD OF USE:

(a)

for which, absent this Agreement, the making, using, importing or selling, would infringe, induce infringement, or contribute to infringement of an issued or unexpired claim contained in the PATENT RIGHTS in the country in which any such product or product part is made, used, imported, offered for sale or sold; or

(b)	that is manufactured using a LICENSED PROCESS or is employed to practice a LICENSED PROCESS.

1.6 “LICENSED PROCESS(ES)” means any process or method that is covered in whole or in part by an issued or unexpired claim contained in the PATENT RIGHTS.

1.7 MARKET EXCLUSIVITY means that there is no product equivalent to the LICENSED PRODUCT on the market, serving for the same purpose or addressing the same needs of the same customer target group.

1.8 “NET SALES” means the amount billed or invoiced on sales, rental, lease, or use, however characterized, by LICENSEE and SUBLICENSEES for LICENSED PRODUCTS and LICENSED PROCESSES, less

(a)	discounts allowed in amounts customary in the trade;

(b)	sales tax, tariffs, duties and use tax included in bills or invoices with reference to particular sales and actually paid by LICENSEE to a governmental unit;

(c)	outbound transportation prepaid or allowed; or

(d)	amounts refunded or credited on returns.

No deductions shall be made for the cost of collections or for commissions, whether paid to independent sales agents or employees of LICENSEE.

Whenever the term “LICENSED PRODUCT” may apply to a product during various stages of manufacture, use, sale, or other transfer, NET SALES shall be based on the amount derived from the sale, distribution or use of such LICENSED PRODUCT at the stage of its highest billed or invoiced value to an arms-length third party.

If a potential SUBLICENSEE does not agree with the above NET SALES definition, LICENSEE and LSU shall mutually discuss and put forth good faith efforts to agree upon an amendment of the above NET SALES definition, in so far as LSU is able taking into account United States Federal definitions of NET SALES. A consent to reasonable amendments shall not unreasonably be withheld or delayed.

1.9 “PATENT RIGHTS” means LICENSORS’ legal rights under the patent laws of the United States or relevant foreign countries for all of the following:

(a)

the United States and foreign patents and/or patent applications listed in Appendix A; non-provisional applications claiming priority under 35 U.S.C. § 119(e) from any provisional applications listed in Appendix B; divisionals, continuations, and continuations-in-part of any of the above applications;

(b)

United States and foreign patents issued from the applications described above in part (a) as well as utility models, extensions or supplemental protection certificates (SPCs) thereof or equivalent patent term extensions;.

(c)

claims in all foreign patent applications, and in resulting patents, that are directed to subject matter specifically described in the United States patents and/or patent applications described in (a) and/or (b) above;

(d)

claims in all patent applications, and in the resulting patents, that are directed to subject matter specifically described as of the 16th day of December 2010 in the LSU Office of Technology Transfer files listed in Appendix B; and

(e)	any reissued or reexamined patents based upon the United States patents described in (a), (b), and/or (d) above.

1.10 “ROYALTY PERIOD(S)” means the twelve-month periods ending on the last day of December.

1.11 “SUBLICENSEE(S)” means any person or entity sublicensed by LICENSEE under this Agreement.

1.12 “TERRITORY” means all countries in which patent applications or patents within the PATENT RIGHTS are pending or issued.

1.13 “VALID CLAIM” means a claim of an issued patent in the TERRITORY, which is not expired, not withdrawn nor invalidated by final judgment. In case of pending applications a valid claim exists for the period of [***] years from the priority date of the respective patent, if no request for examination has been filed, but longest for a period of [***] years from the priority date of the respective patent.

ARTICLE 2 - GRANT OF LICENSE

2.1 Subject to the terms and conditions of this Agreement, LICENSORS hereby grant to LICENSEE an exclusive royalty-bearing license under the PATENT RIGHTS, with the right to assign, sublicense, otherwise transfer rights pursuant to this Agreement, in the FIELD OF USE in the TERRITORY to make, have made, import, use, offer for sale and sell LICENSED PRODUCTS and LICENSED PROCESSES.

2.2 The license granted to LICENSEE shall extend to an AFFILIATE of LICENSEE as well, provided that LICENSORS first receive written notice, signed on behalf of both LICENSEE and the AFFILIATE: (1) stating that the AFFILIATE intends to exercise such rights, and (2) agreeing that the AFFILIATE and LICENSEE shall be solidarily liable for all obligations to LICENSORS under the Agreement arising from the activities of that AFFLIATE. The activities of the AFFILIATE under the Agreement shall then be deemed to be the activities of LICENSEE. The rights of an AFFILIATE under the Agreement shall terminate if LICENSEE’s rights under the Agreement terminate. An AFFILIATE has the right to sublicense, assign, or otherwise transfer rights under the Agreement, if AFFILATE agrees to submit to the same obligations as LICENSEE as set out in Section 6 of this Agreement.

2.3 LICENSORS retain the right, on behalf of themselves and all other non-profit academic research institutions to practice the PATENT RIGHTS for any non-profit purpose, including sponsored research and collaborations.

2.4 This Agreement shall extend until expiration of the last-to-expire of the licensed PATENT RIGHTS or COOPERATION PATENT RIGHTS, unless sooner terminated as provided in another specific article of this Agreement.

2.5 Nothing in the Agreement shall be construed as granting by implication, estoppel, or otherwise any licenses or rights under any patents, patent applications, or know how other than the license under the PATENT RIGHTS granted in Article 2.1 or as already granted under the RESEARCH COOPERATION AGREEMENT.

2.6 LSU further reserves to the United States Government all rights that may be required by research funding agreements between LSU and the United States Government pursuant to 35 U.S.C. §200 et seq. and applicable implementing regulations.

2.7 LICENSEE agrees that LICENSED PRODUCTS used, leased or sold in the United States shall be manufactured in compliance with 35 U.S.C. §204, and any applicable implementing regulations. LICENSOR and LICENSEE agree to jointly petition the NIH for a waiver of the manufacturing requirement but LICENSEE understands that the decision for such a waiver will be that of the NIH.

ARTICLE 3 - CONSIDERATION

3.1.1 LICENSEE shall pay running royalties and fees to LICENSORS until the expiration date of the last to expire of PATENT RIGHTS or COOPERATION PATENT RIGHTS or until this Agreement is otherwise terminated. All payments under this Agreement shall be made to LSU. LSU will make payments to University of Warsaw in accordance with Inter-Institutional Agreements executed by LICENSORS. The University of Warsaw shall not have any claims against LICENSEE if LSU defaults in its obligation to University of Warsaw under the Inter-Institutional Agreement.

Running royalties and fees shall include:

(a)	License Issue Fee of [***]. Such License Issue Fee shall be nonrefundable and is due by January 31, 2011.

(b)	License Amendment Fee of [***]. Such License Amendment Fee shall be non-refundable and is due within [***] business days after the Effective Date of this Patent License Agreement.

(c)

Running royalties equal to [***] of NET SALES for all LICENSED PRODUCTS that are used, sold, offered for sale, or imported anywhere in the TERRITORY, regardless of whether other acts concerning specific LICENSED PRODUCTS occur outside the TERRITORY.    If LICENSEE makes any sales to any party affiliated with LICENSEE, or in any way directly or indirectly related to or under the common control with LICENSEE, at a price less than the regular price charged to arm’s length third parties, the running royalties payable to LSU shall be computed on imputed NET SALES equal to the regular price charged to arm’s-length third parties;

(d)

Running royalties equal to [***] of NET SALES earned outside the TERRITORY for all LICENSED PRODUCTS that are made anywhere in the TERRITORY and used, sold, offered for sale, or imported outside the TERRITORY, provided that there is MARKET EXCLUSIVITY for the respective LICENSED PRODUCT outside the TERRITORY. If LICENSEE makes any sales to any party affiliated with LICENSEE, or in any way directly or indirectly related to or under the common control with LICENSEE, at a price less than the regular price charged to arm’s length third parties, the running royalties payable to LSU shall be computed on imputed NET SALES equal to the regular price charged to arm’s-length third parties under this section (c);

(e)

[***] of any consideration that is not based on NET SALES (e.g., sublicense issue fees, sublicense maintenance fees, etc.) that LICENSEE receives from SUBLICENSEES or assignees in consideration for rights to practice under the PATENT RIGHTS or COOPERATION PATENT RIGHTS, excepting only research and development funding. If a sublicense agreement concluded by LICENSEE does not solely relate to the PATENT RIGHTS and/or COOPERATION PATENT RIGHTS but also includes additional intellectual property or know-how, then and only then shall the above [***] royalty be reduced to reflect the relative value of the sublicensed PATENT RIGHTS or COOPERATION PATENT RIGHTS taking into account said number of the other intellectual property and know-how licensed under the relevant sublicensing agreement. The consideration to be paid to LSU shall be determined according to the following payment table:

LICENSEE shall report to LSU any other intellectual property (technology claimed in intellectual property or know-how) having relevance for each LICENSED PRODUCT, whereas in case of intellectual property “having relevance” shall mean that any manufacture, use, sale, offer for sale or importation of LICENSED PRODUCT would infringe at the time point of conclusion of a sublicense agreement at least one VALID CLAIM of the intellectual property considered for calculation of the consideration payable to LSU. For the avoidance of doubt, an individual intellectual property, in regard to the counting required by the preceding table, comprises all patent rights or know-how which relate to the same independent (provide a benefit for the product of its own) technical feature, especially all members of patent families claiming the same priority date.

(f)

Reimbursement of LICENSORS’ reasonable past and future out-of-pocket patenting costs related to the PATENT RIGHTS including reasonable attorneys’ fees, but not including salaries of LICENSORS employees. Such reimbursement is nonrefundable and is due by January 31, 2011.

3.1.2 LICENSEE shall pay to LICENSORS an annual license maintenance fee (“Annual Fee”). This Annual Fee shall be due on the last day of June of the years specified below. LICENSEE may credit each Annual Fee in full against all running royalties otherwise due LICENSORS for the same calendar year for which the specific Annual Fee is due. This credit may not otherwise be carried forward or carried back for any other ROYALTY PERIOD.

The Annual Fees are:

[***]

(1)	[***]
(2)	[***]
(3)	[***]

(4)	In 2015 and in each year thereafter during the term of this Agreement: [***]

3.2 LICENSEE shall be responsible for the payment of all taxes, duties, levies, and other charges, subject to the deduction from NET SALES allowed by Paragraph 1.7(b).

3.3. LICENSORS shall be responsible for the payment of all taxes, duties, levies and other charges due to LICENSORS’ receipt of royalties and fess pursuant to Article 3.1.1.

3.4 LICENSEE is not obligated to pay multiple running royalties to LICENSORS if any LICENSED PRODUCT or LICENSED PROCESS is covered by more than one claim of PATENT RIGHTS, or by more than one patent application or patent within PATENT RIGHTS.

3.5 Payments due to LICENSORS are exclusive of value added tax, which shall, if applicable, be invoiced separately. Payments due to LICENSORS shall be paid to the “Louisiana State University” in United States dollars in Baton Rouge, Louisiana, sent as provided in article 14 or at such other place as LSU may reasonably designate consistent with the laws and regulations controlling in any country. At LSU’s request, LICENSEE shall remit payments either by wire transfer or by check drawn upon a United States bank.

3.6 In computing running royalties, LICENSEE shall convert any revenues it receives in foreign currency into its equivalent in United States dollars at the exchange rate LICENSEE, using its standard accounting procedures, uses to make reports to relevant regulatory and taxing authorities, as long as such accounting procedures are consistent with fair business practices and generally accepted accounting principles.

3.7 Running royalty payments shall be made on a [***] basis with submission of the reports required by Article 4. All amounts due under this Agreement, including amounts due for the payment of patent expenses, shall, if overdue, bear interest until payment at a per annum rate [***] percent ([***]%) above the prime rate in effect at the JP Morgan Chase Bank or its successor on the due date, or at the highest allowed rate if a lower rate is required by law. The payment of such interest shall not foreclose LICENSORS from exercising any other rights it may have resulting from any late payment.

3.8 All amounts paid to LICENSORS by LICENSEE under this Agreement shall be non-refundable.

3.9 If LICENSORS and LICENSEE disagree in good faith as to whether certain payments are due to LICENSORS, then the procedures of this Section 3.9 shall be followed to place the disputed amounts into escrow. If these procedures are followed, then LICENSEE shall not be deemed to be in default for failure to make the disputed payments timely. If these procedures are not followed, however, then LICENSEE shall be deemed to be in default for failure to make payments timely under the Agreement, regardless of whether or not it is ultimately determined that the disputed amounts were actually due under the Agreement.

3.9.1 All undisputed amounts shall be paid to LICENSORS as otherwise provided.

3.9.2 All disputed amounts shall be paid to an escrow agent mutually acceptable to LSU and LICENSEE. Disputed amounts that are past due shall be paid to the escrow agent within [***] days after the establishment of an escrow account with a mutually acceptable escrow agent. Disputed amounts that are not yet due but that become due during pendency of the dispute shall be paid to the escrow agent on or before the dates those amounts are otherwise due under the Agreement. LSU shall be given prompt confirmation of the date and amount of any such payments made.

3.9.3 The escrow agent shall place the funds in a safe, interest-bearing instrument or account jointly approved by LSU and LICENSEE; or if LSU and LICENSEE are unable thus to agree, in a safe, interest-bearing instrument or account chosen by the escrow agent. Any interest thus received shall ultimately be distributed by the escrow agent in the same proportions as the distribution of the principal amount. A reasonable fee for the escrow agent’s services may first be deducted from the interest.

3.9.4 The escrow agent shall release the funds in escrow only in accordance with the joint, written instructions of both LSU and LICENSEE; or in accordance with an order of the court or an award of the arbitrator under Section 16.2.

ARTICLE 4 - REPORTS

4.1 LICENSEE shall provide to LICENSORS a written annual report within [***] days after each ROYALTY PERIOD closes or within [***] days after termination of this agreement. The annual report shall include: reports of progress and of the amount of capital expended on research and development, regulatory approvals, manufacturing, sublicensing, marketing and sales during the preceding [***] months, and plans for the coming year. Each annual report shall include confirmation of existing insurances in compliance with Paragraph 11.3.

4.2 After the FIRST COMMERCIAL SALE, the annual report of LICENSEE according to 4.1 shall further include for that ROYALTY PERIOD:

(a)	number of LICENSED PRODUCTS manufactured and sold by LICENSEE and all SUBLICENSEES;

(b)	total billings for LICENSED PRODUCTS sold by LICENSEE and all SUBLICENSEES;

(c)	accounting for all LICENSED PROCESSES used or sold by LICENSEE and all SUBLICENSEES;

(d)	deductions applicable as provided in the definition for NET SALES in Paragraph 1.8; and

(e)	any consideration due on additional payments from SUBLICENSEES under Paragraph 3.1(c).

LICENSEE shall include the amount of all payments due, and the various calculations used to arrive at those amounts, including the quantity, description (nomenclature and type designation as described in Paragraph 4.3 below), country of manufacture and country of sale of LICENSED PRODUCTS. If no payment is due, LICENSEE shall so report. LICENSEE shall direct its authorized representative to certify that each report is correct to the best of LICENSEE’s knowledge and information. Failure to provide reports as required under this Article shall be a material breach of this Agreement.

4.3 LICENSEE covenants that it will promptly establish and consistently employ a system of specific nomenclature and type designations for LICENSED PRODUCTS and LICENSED PROCESSES to permit identification and segregation of various types where necessary. LICENSEE shall consistently employ, and shall require SUBLICENSEES to consistently employ, the system when rendering invoices thereon. On request, LICENSEE shall promptly explain to LSU, or its auditors, all details reasonably necessary to understand such nomenclature system, all additions thereto and changes therein.

4.4 LICENSEE shall keep, and shall require all SUBLICENSEES to keep, true and accurate records containing data reasonably required for the computation and verification of payments due under this Agreement. LICENSEE shall, and it shall require all SUBLICENSEES to:

(1)

open such records for inspection upon prior written, reasonable notice during business hours by either LSU auditor(s) or an independent certified accountant selected by LSU, for the purpose of verifying the amount of payments due with such inspection not occurring more than once per [***] unless required by the State of Louisiana or United States federal agencies; and

(2)	Wherever practical combine an inspection by LSU with a Licensee inspection of said records

(3)	retain such records for [***] years from date of origination.

The terms of this Article shall survive any termination of this Agreement. LSU is responsible for all expenses of such inspection, except that if any inspection reveals an underpayment greater than [***] percent ([***]%) of the amounts due LSU for any ROYALTY PERIOD, then LICENSEE shall pay all expenses of that inspection and the amount of the underpayment and interest to LSU within [***] days of written notice thereof. LICENSEE shall also reimburse LSU for reasonable expenses required to collect any amount underpaid.

ARTICLE 5 - DILIGENCE

5.1 LICENSEE has the responsibility to develop LICENSED PRODUCTS into marketable products.

5.2 LICENSEE shall use commercially reasonable efforts (including, without limitation, commitment of funding and personnel) comparable to the standards of other biotechnology companies to bring one or more LICENSED PRODUCTS to market or one or more LICENSED PROCESSES to commercial use through a thorough, vigorous and diligent program for exploiting the PATENT RIGHTS; and to continue active, diligent marketing efforts for one or more LICENSED PRODUCTS or LICENSED PROCESSES throughout the life of this Agreement.

5.3 As part of the diligence required by Paragraph 5.2, LICENSEE agrees to use best efforts to reach the following commercialization and research and development milestones anywhere in the TERRITORY for the LICENSED PRODUCTS and LICENSED PROCESSES resulting from PATENT RIGHTS (together the “MILESTONES”) by the following dates:

[***]

For clarity: The lack of commercialization of LICENSED PRODUCTS in the U.S. shall not be considered a lack of effort of LICENSEE to commercialize LICENSED PRODUCTS under Sections 5.2 and 5.3.

5.4. LICENSEE shall inform LICENSORS in writing, on or before the deadline for meeting any MILESTONE, whether such MILESTONE has been met.

5.5 If LICENSEE fails to meet any MILESTONE within [***] days after the date specified in Paragraph 5.3, LICENSORS may notify LICENSEE of this material breach. If LICENSEE does not achieve the MILESTONE within [***] days of receipt of this notice, LICENSORS may terminate this Agreement.

ARTICLE 6 - SUBLICENSING

6.1 LICENSEE shall notify LICENSORS in writing and shall send LICENSORS a copy of every sublicense agreement and each amendment thereto within [***] days after their execution. LICENSEE shall be entitled to redact those parts of the sublicense agreement which are not relevant for LSU’s rights or obligations hereunder in relation to such sublicense agreement, including LSU’s royalty rights under Section 3.1.1 (c) to (e) above and the sublicensing restrictions set forth in this Article 6. LSU may, upon written reasonable notice, during business hours enlist an independent third party individual under a duty of obligation of confidentiality with LICENSEE and LICENSOR, to review said sublicense agreement for compliance with terms of this Amended Patent License Agreement.

6.2 LICENSEE shall contemporaneously certify to LICENSORS in writing that each sublicense:

(1)	is consistent with the terms and conditions of this Agreement;

(2)	contains the SUBLICENSEE’S acknowledgment of the disclaimer of warranty and limitation on LICENSORS’ liability, as provided by Article 11 below; and

(3)	contains provisions under which the SUBLICENSEE accepts duties at least equivalent to those accepted by the LICENSEE in the following Articles:

4.4	duty to keep records

10.4	duty to avoid improper representations or responsibilities

11.1	duty to defend, hold harmless, and indemnify LICENSORS

11.3	duty to obtain and maintain insurance

15.4	duty to properly mark LICENSED PRODUCTS with patent notices

15.6	duty to refrain from the use of LICENSORS’ names

15.7	duty to control exports and comply with applicable laws

6.3 If LICENSEE receives from a SUBLICENSEE anything in value other than cash payments in consideration for any sublicense under this Agreement, the notification pursuant to Paragraph 6.1 will include the assumed fair market value of such consideration and a basis for that assumed value. Unless LICENSORS jointly but not solely disagree with the assumed fair market value within [***] days of such notification, the assumed fair market value is used for the purpose of calculating running royalties due to LICENSORS pursuant to Paragraph 3.1.1 (c). In case of disagreement the parties will settle the dispute as provided in Paragraph 15.1. Both LICENSORS and LICENSEE will bear its own costs of such dispute resolution and each party an equal part of the costs of the arbitration.

6.4 Each sublicense granted by LICENSEE under this Agreement shall provide for its termination upon termination of this Agreement. Each sublicense shall terminate upon termination of this Agreement unless LICENSEE has previously assigned its rights under the sublicense to LICENSORS and LICENSORS have agreed at LICENSORS’ sole discretion in writing to such assignment.

6.5 LICENSEE shall cause every sublicense to provide LICENSEE the right to assign its rights under the sublicense to LICENSORS. Any such assignment is subject to the limitations of Article 15.11 herein and, to be effective, LICENSORS must first accept at their sole discretion such assignment in writing.

6.6 No SUBLICENSEE shall have the right to grant further sublicenses without the express written permission of LICENSORS.

6.7 Failure of LICENSEE to meet any of the obligations in this Article 6 shall be considered a material breach or default of this Agreement under Paragraph 12.4.

ARTICLE 7 - PATENT PROSECUTION AND MAINTENANCE

7.1 LICENSORS have the right to control all aspects of drafting, filing, prosecuting, and maintaining all patents and patent applications within the PATENT RIGHTS, including foreign filings and Patent Cooperation Treaty filings. LICENSEE shall, at its own expense, perform all actions and execute or cause to be executed all documents necessary to support such filing, prosecution, or maintenance.

7.2 LICENSORS shall notify LICENSEE of all official communications received by LICENSORS relating to the filing, prosecution and maintenance of the patents and patent applications within the PATENT RIGHTS, including any lapse, revocation, surrender, invalidation, interference, opposition or abandonment of any of the patents or patent applications which form the basis for the PATENT RIGHTS, and shall allow LICENSEE to review and comment upon such communications and will make efforts to follow any suggestions and fulfill reasonable requests of LICENSEE on the drafting, filing, prosecution, and maintaining all PATENT RIGHTS.

7.3 LICENSEE shall reimburse LICENSORS for all reasonable past and future legal fees relating to the filing, prosecution, interference proceedings and maintenance of the PATENT RIGHTS including reasonable attorneys’ fees, but not including salaries of LICENSORS’ employees, except as specifically provided in Paragraph 7.4. Such reimbursement shall be made for each calendar quarter, and shall be paid within [***] days of receipt of LICENSORS’ invoice and shall bear interest, if overdue, at the rate specified in Paragraph 3.7 above.

7.4 LICENSEE may elect to not reimburse LICENSORS for fees and costs related to a particular patent application or patent within PATENT RIGHTS in a particular country, subject to the terms of this Paragraph 7.4. LICENSORS will provide LICENSEE with reasonable advance notice to allow LICENSEE to consider the action to be taken for a particular patent application or patent within PATENT RIGHTS to make such an election. If LICENSEE makes such an election, LICENSEE shall provide reasonable notice to LICENSORS in writing. LICENSORS may then elect to continue the prosecution or maintenance of such application or patent at LICENSORS’ sole expense, provided that such patent applications and issued patents thereafter shall be excluded from the definition of PATENT RIGHTS.

7.5 LICENSORS shall be responsible for any remuneration of inventors of the PATENT RIGHTS that are due the inventors pursuant to a contract of employment or otherwise and shall keep LICENSEE harmless of any such claim.

7.6 On a case-by-case basis, the parties may agree in writing (which includes electronic mail) that LICENSEE shall manage the prosecution and maintenance of specifically-identified patents and patent applications within the PATENT RIGHTS in specifically-identified countries, at LICENSEE’s sole expense. In such a case LICENSORS shall provide reasonable assistance to LICENSEE’s efforts in this regard, at no out-of-pocket expense to the LICENSORS. The provisions of Paragraph 7.2 shall apply in such a case, with the roles of LICENSORS and LICENSEE reversed, mutatis mutandis. The provisions of Paragraph 7.4 shall apply in such a case, mutatis mutandis, in the event LICENSEE elects to discontinue prosecution, to discontinue maintenance, or otherwise to abandon any affected patent or patent application.

ARTICLE 8 - ENFORCEMENT

8.1 Each party shall promptly advise the other in writing of any known acts of potential infringement of the PATENT RIGHTS by a third party. LICENSEE and LICENSORS shall mutually agree on an adequate strategy, whereas LICENSEE has the first option to police the PATENT RIGHTS against infringement by third parties within the TERRITORY in the FIELD OF USE, but LICENSEE shall notify LICENSORS in writing [***] days before filing any suit. This right to police includes defending any action for declaratory judgment of noninfringement or invalidity; and prosecuting, defending or settling all infringement and declaratory judgment actions at LICENSEE’s expense and through counsel of LICENSEE’s selection, except that LICENSEE shall make any such settlement only with the advice and consent of LICENSORS, which will not be unreasonably withheld. LICENSORS shall provide reasonable assistance to LICENSEE with respect to such actions, but only if LICENSEE reimburses LICENSORS for out-of-pocket expenses incurred in connection with any such assistance rendered at LICENSEE’S request. LICENSORS retain the right to participate, with counsel of their own choosing and at their own expense, in any action under this Article 8.1. LICENSEE shall defend, indemnify and hold harmless LICENSORS with respect to any claims or counterclaims asserted by an alleged infringer reasonably related to the enforcement of the PATENT RIGHTS, under this Paragraph 8.1, including but not limited to antitrust claims or counterclaims unless such claims or counterclaims are due to LICENSORS participation in any action under this Paragraph 8.1.

8.2 If LICENSEE undertakes to enforce or defend the PATENT RIGHTS by litigation in any country, LICENSEE may withhold up to [***] percent ([***]%) of running royalties (as described in Paragraph 3.1.1(b)) due to LICENSORS for sales in such country in which the litigation is pending to reimburse LICENSEE’s out-of-pocket litigation expenses, including reasonable attorneys’ fees, but not including salaries of LICENSEE’s employees. Such pending litigation does not affect any other payment due to LICENSORS under this Agreement. If LICENSEE recovers damages in the patent litigation, the award shall be applied first to satisfy LICENSEE’S unreimbursed expenses and legal fees for the litigation, next to reimburse LICENSORS for any payments under Article 3 which are past due, and then to reimburse LICENSORS for any other unreimbursed expenses and legal fees for the litigation under Paragraph 8.1. LICENSEE shall pay ten percent (10%) of the remaining balance to LICENSORS. If LICENSEE does not recover any damages the withheld running royalties shall be applied to satisfy LICENSEE’S unreimbursed expenses and legal fees for the litigation. Withheld running royalties beyond that required to reimburse LICENSEE’S out-of-pocket litigation expenses as described above shall be paid to LICENSORS.

8.3 If LICENSEE declines its option to take action to abate an alleged infringement of a patent within the PATENT RIGHTS within [***] days of a request by a LICENSOR to do so (or within a shorter period if required to preserve the legal rights of LICENSORS under applicable law), then LICENSORS have the right to take such action (including prosecution of a suit) at LICENSORS expense. LICENSEE shall use reasonable efforts to cooperate in such action, and LICENSORS will reimburse LICENSEE for out-of-pocket expenses incurred in connection with any such assistance rendered at LICENSORS’ request. LICENSORS have full authority to settle on such terms as LICENSORS determine, except that LICENSORS shall not reach any settlement whereby it provides a license for future activities to a third party under the PATENT RIGHTS in the TERRITORY in the FIELD OF USE without the consent of LICENSEE, which consent shall not be unreasonably withheld by LICENSEE. LICENSOR retains one hundred percent (100%) of any recovery or settlement under this Paragraph 8.3 after reimbursement of any of LICENSEE’s out-of-pocket expenses.

ARTICLE 9 - CONFIDENTIAL INFORMATION

9.1 All Confidential Information disclosed, revealed or otherwise made available by one Party (“Disclosing Party”) to the other Party (“Receiving Party”) under, or as a result of, this Agreement is furnished to the Receiving Party solely to permit the Receiving Party to exercise its rights, and perform its obligations, under this Agreement. The Receiving Party shall not use any of the Disclosing Party’s Confidential Information for any other purpose, and shall not disclose, reveal or otherwise make any of the Disclosing Party’s Confidential Information available to any other person, firm, corporation or other entity, without the prior written authorization of the Disclosing Party.

9.2 In furtherance of the Receiving Party’s obligations under Paragraph 9.1 hereof, the Receiving Party shall take all appropriate steps, and shall implement all appropriate and reasonable safeguards, to prevent the unauthorized use or disclosure of any of the Disclosing Party’s Confidential Information. Without limiting the generality of this Paragraph 9.2, the Receiving Party shall disclose any of the Disclosing Party’s Confidential Information only to those of its officers, employees, advisors, representatives, licensees, sublicensees, potential sublicensees and financial investors that have a need to know the Disclosing Party’s Confidential Information, in order for the Receiving Party to exercise its rights and perform its obligations under this Agreement, and only if such officers, employees, advisors, representatives, licensees, sublicensees, potential sublicensees and financial investors are notified of the terms regarding confidentiality as those set out in this Agreement or are otherwise bound by obligations of confidentiality effectively prohibiting the unauthorized use or disclosure of the Disclosing Party’s Confidential Information. The Receiving Party shall furnish the Disclosing Party with immediate written notice of any unauthorized use or disclosure of any of the Disclosing Party’s Confidential Information by any officer, employee, advisor, representative, licensee or sublicensee of the Receiving Party, and shall take all actions that the Disclosing Party reasonably requests in order to prevent any further unauthorized use or disclosure of the Disclosing Party’s Confidential Information.

9.3 The Receiving Party’s obligations under Paragraphs 9.1 and 9.2 hereof shall not apply to the extent that the Receiving Party can prove by written or equivalent evidence that any of the Disclosing Party’s Confidential Information:

(1)	passed into the public domain, or became generally available to the public through no fault of the Receiving Party;

(2)	was known to the Receiving Party prior to disclosure hereunder by the Disclosing Party;

(3)	was disclosed, revealed or otherwise made available to the Receiving Party by a Third Party that is under no obligation of non-disclosure and/or non-use to the Disclosing Party; or

(4)

is required to be disclosed under applicable law, or in connection with any application by the Receiving Party for any Regulatory Approvals; provided, however, that the Receiving Party shall furnish the Disclosing Party’s with as much prior written notice of such disclosure requirement as reasonably practicable, so as to permit the Disclosing Party, in its sole discretion, to take appropriate action, including seeking a protective order, in order to prevent the Disclosing Party’s Confidential Information from passing into the public domain or becoming generally available to the public.

ARTICLE 10 - NO WARRANTIES; LIMITATION ON LICENSORS’ LIABILITY

10.1 LSU and University of Warsaw, their board members, officers, employees and agents make no representations or warranties that PATENT RIGHTS are or will be held valid or enforceable, nor that the manufacture, importation, use, offer for sale, sale or other distribution of any LICENSED PRODUCTS or the use of LICENSED PROCESSES will be free from infringement of third party patent rights or other third party rights; nor respecting the scope of any of the PATENT RIGHTS.

10.2 LSU AND UNIVERSITY OF WARSAW, THEIR BOARD MEMBERS, OFFICERS, EMPLOYEES AND AGENTS MAKE NO REPRESENTATIONS, AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ASSUME NO RESPONSIBILITIES WHATEVER WITH RESPECT TO DESIGN, DEVELOPMENT, MANUFACTURE, USE, SALE OR OTHER DISPOSITION BY LICENSEE OR SUBLICENSEES OF LICENSED PRODUCTS OR LICENSED PROCESSES.

10.3 LICENSEE AND SUBLICENSEES ASSUME THE ENTIRE RISK AS TO PERFORMANCE OF LICENSED PRODUCTS AND LICENSED PROCESSES. In no event shall LSU or University of Warsaw, including their board members, officers, employees and agents, be responsible or liable for any direct, indirect, special, incidental, or consequential damages or lost profits or other economic loss or damage with respect to LICENSED PRODUCTS or LICENSED PROCESSES, to LICENSEE, SUBLICENSEES or any other person or entity regardless of legal theory. The above limitations on liability apply even though LICENSORS, their board members, officers, employees or agents may have been advised of the possibility of such damage.

10.4 LICENSEE shall not, and shall require that its SUBLICENSEES do not, make any statements, representations or warranties whatsoever to any person or entity, or accept any liabilities or responsibilities whatsoever from any person or entity that are inconsistent with this Article 10.

ARTICLE 11 - INDEMNITY; INSURANCE

11.1 LICENSEE shall defend, indemnify and hold harmless and shall require all SUBLICENSEES to defend, indemnify and hold harmless LICENSORS, their board members, officers, employees and agents, from and against any and all claims of any kind arising out of or related to the exercise of any rights granted LICENSEE under this Agreement or the breach of this Agreement by LICENSEE.

11.2 LICENSORS are entitled to participate at their option and expense through counsel of their own selection, and may join in any legal actions related to any such claims, demands, damages, losses and expenses under Paragraph 11.1 above.

11.3 LICENSEE shall at its sole cost and expense, obtain and maintain in full force and effect during the continuance of this Agreement and thereafter in accordance with Section 11.4 hereof, commercial general liability insurance with coverage. Within [***] days of execution of this Agreement, LICENSEE shall provide LICENSORS with written notice of the amount of insurance LICENSEE intends to obtain and which LICENSEE believes to be consistent with industry practice for the respective stage of development of LICENSED PRODUCTS or LICENSED PROCESSES. LICENSORS shall have the right to review this amount and shall have the right to require LICENSEE to increase the amount, consistent with what LICENSORS believe is current industry practice. In case of disagreement, the parties will settle the dispute as provided in Paragraph 15.1. Both LICENSORS and LICENSEE will bear its own costs of such dispute resolution and each party an equal part of the costs of the arbitration. LICENSEE shall furnish to LICENSORS a certificate of insurance evidencing that it has obtained the amount and type of insurance required pursuant to this Paragraph.

11.4 LICENSEE’s indemnification obligation under Article 11.1 and LICENSEE’s obligation to maintain general liability insurance under Article 11.3 hereof, shall survive the expiration or termination of this Agreement for any reason whatsoever for a period of [***] years after the date of expiration or termination hereof.

ARTICLE 12 - TERM AND TERMINATION

12.1 This Agreement, unless earlier terminated as provided herein, shall expiry on the expiration date of the last to expiry of the PATENT RIGHTS or COOPERATION PATENT RIGHTS.

12.2 If LICENSEE ceases to carry on its business (or that part of its business pertaining to LICENSED PRODUCTS and LICENSED PROCESSES), then this Agreement shall terminate upon written notice by LICENSORS.

12.3 If LICENSEE fails to make any payment due to LICENSORS, LICENSORS shall have the right to terminate this Agreement jointly but not solely effective on [***] days’ written notice, unless LICENSEE makes all such payments within the [***] day period to LSU or as set out in Article 3.9 of this Agreement to an escrow agent. If LICENSEE has not made all such payments to LSU by the time the [***] day period expires, LICENSORS may terminate this Agreement upon written notice to LICENSEE.

12.4 Upon any material breach or default of this Agreement by LICENSEE other than those occurrences listed in Paragraphs 12.2 and 12.3 (the terms of which shall take precedence over this Paragraph 12.4, where applicable), LICENSORS shall have the right to terminate this Agreement effective on [***] days’ written notice to LICENSEE jointly but not solely unless LICENSEE cures the material breach or default before the [***] day period expires.

12.5 In the event LICENSEE brings a civil action seeking, through ordinary, declaratory or any other form of relief, to invalidate any PATENT RIGHTS under this Agreement, LICENSORS may immediately terminate this Agreement jointly but not solely upon written notice to LICENSEE.

12.6 LICENSEE has the right to terminate this Agreement at any time on [***] days’ written notice to either LICENSORS, with or without cause. In such a case, LICENSEE shall:

(a)	pay all amounts due LICENSORS through the effective date of the termination;

(b)	submit a final report in compliance with Paragraph 4.2;

(c)

return any confidential or trade secret materials provided to LICENSEE by LICENSORS in connection with this Agreement; or, with prior written approval by LICENSORS, destroy such materials, and certify in writing that such materials have all been returned or destroyed ; and

(d)	suspend its use of the LICENSED PROCESS(ES) AND LICENSED PRODUCT(S).

12.7 Upon any termination of this Agreement, and except as expressly provided herein to the contrary, all rights and obligations of the parties hereunder shall cease, except any previously accrued rights and obligations and further as follows:

(1)	Obligations to pay running royalties and other sums accruing hereunder through the day of termination, and to make a final report under Paragraph 4.2;

(2)	LICENSORS’ rights to inspect books and records as described in Article 4, and LICENSEE’s obligations to keep such records for the required time;

(3)

Obligations to hold harmless, defend and indemnify LSU and the University of Warsaw and their board members, officers, employees and agents, and to maintain insurance, and all other obligations under Article 11;

(4)	Any cause of action or claim of LICENSEE or LICENSORS accrued or to accrue because of any breach or default by the other party hereunder;

(5)	The provisions of Articles 1, 9, 14 and 15; and

(6)

All other terms, provisions, representations, rights and obligations contained in this Agreement that by their sense and context are intended to survive until performance thereof by either or both parties.

ARTICLE 13 - REGISTRATION AND RECORDATION

13.1 If the terms of this Agreement, or any assignment or license under this Agreement are or become such as to require that the Agreement or license or any part thereof be registered with or reported to a national or supranational agency of any area in which LICENSEE or SUBLICENSEES would do business, then LICENSEE will, at its own expense, undertake such registration or report. Prompt notice and appropriate verification of the act of registration or report or any agency ruling resulting from it will be supplied by LICENSEE to LICENSORS.

13.2 LICENSEE shall also carry out, at its expense, any formal recordation of this Agreement or any license herein granted that the law of any country requires as a prerequisite to enforceability of the Agreement or license in the courts of any such country or for other reasons, and shall promptly furnish to LICENSORS appropriately verified proof of recordation.

ARTICLE 14 - NOTICES

14.1 Any notice, request or report required or permitted under this Agreement shall be effective when deposited in the United States Mail, first class prepaid to the address set forth below, or such other address as such party specifies by written notice given in conformity herewith. Any notice, request or report given by any other means is not effective until actually received by an authorized representative of a party.

TO LSU:	[***]

TO UW:	[***]

TO LICENSEE:	[***]

ARTICLE 15 - MISCELLANEOUS PROVISIONS

15.1 LICENSORS and LICENSEE shall attempt to resolve any dispute controversy or claim arising under, out of or relating to this Agreement and any subsequent amendments of this Agreement, including, without limitation, its formation, validity, binding effect, interpretation, performance, breach or termination, as well as non-contractual claims, arising out of or relating to this Agreement through negotiations between senior executives of the parties, who have authority to settle the same.

If the matter has not been resolved by the executives within [***] days of the initiation of the negotiations, or if any party does not participate in the negotiations, the dispute may be referred to arbitration by any party. The dispute, controversy or claim shall then be referred to and finally determined by binding arbitration in Baton Rouge, Louisiana in accordance with the CPR’s Rules for Non-Administered Arbitration of Patent and Trade Secret Disputes then in effect, before a sole arbitrator in case of a dispute according to Paragraph 6.3 or 11.3, or before three arbitrators in all other cases.

Nothing in this clause shall be construed as prohibiting a party or its AFFILIATE from applying to a court for interim injunctive relief.

This clause does not apply to disputes, controversy or claims solely relating to COOPERATION PATENTS, the rights granted thereunder or payments made therefore.

15.2 LICENSORS and LICENSEE agree that this Agreement sets forth their entire understanding concerning the subject matter of this Agreement, and that no modification of the Agreement will be effective unless LSU, the University of Warsaw and LICENSEE all agree to it in writing. LICENSEE shall reimburse LICENSORS for any legal expenses incurred in connection with negotiating any amendments to this Agreement that may be requested by LICENSEE, regardless of whether the amendment is ultimately executed by the parties.

15.3 If a court of competent jurisdiction or an arbitrator finds any term of this Agreement invalid, illegal or unenforceable, that term will be curtailed, limited or deleted, but only to the extent necessary to remove the invalidity, illegality or unenforceability, and without in any way affecting or impairing the remaining terms.

15.4 LICENSEE agrees to mark all LICENSED PRODUCTS sold in the United States with all applicable United States patent numbers. All LICENSED PRODUCTS shipped to or sold in other countries shall be marked to comply with the patent laws and practices of the countries of manufacture, use and sale.

15.5 No waiver by either party of any breach of this Agreement, no matter how long continuing nor how often repeated, is a waiver of any subsequent breach thereof, nor is any delay or omission on the part of either party to exercise or insist on any right, power, or privilege hereunder a waiver of such right, power or privilege.

15.6 LICENSEE agrees to refrain from using and to require SUBLICENSEES to refrain from using the name of LSU or the University of Warsaw in publicity or advertising without the prior written approval of LSU and the University of Warsaw. Reports in scientific literature and presentations of joint research and development work are not considered to be “publicity” for this purpose. Notwithstanding this provision, without prior written approval of LICENSORS, LICENSEE and SUBLICENSEES may use LICENSORS’ name in any submission to a government agency as required by law.

15.7 LICENSEE shall comply with all applicable laws and regulations and shall be solely responsible for any violation of such laws and regulations by LICENSEE or its SUBLICENSEES, and shall defend, indemnify and hold harmless LSU and the University of Warsaw and its board members, officers, employees and agents if any legal action of any nature results from the violation

15.8 The relationship between the parties is that of independent contractors. Neither party is an agent or employee of the other in connection with the exercise of any rights hereunder, and neither has any right or authority to assume or create any obligation or responsibility on behalf of the other.

15.9 Neither party hereto is in default of any provision of this Agreement for any failure in performance resulting from acts or events beyond the reasonable control of such party, such as Acts of God, acts of civil or military authority, civil disturbance, war, strikes, fires, natural catastrophes or other “force majeure” events.

15.10 LICENSEE may not assign this Agreement other than to one of its Affiliates without the prior written consent of LICENSORS and shall not pledge any of the license rights granted in this Agreement as security for any creditor. Any attempted pledge of any of the rights under this Agreement or any attempted assignment of this Agreement without the prior written consent of LICENSORS will be void from the beginning. No assignment by LICENSEE will be effective until the intended assignee agrees in writing to accept all of the terms and conditions of this Agreement.

15.11 If during the term of this Agreement, LICENSEE makes or attempts to make an assignment for the benefit of creditors, or if proceedings in voluntary or involuntary bankruptcy or insolvency are instituted on behalf of or against LICENSEE, or if a receiver or trustee is appointed for the property of LICENSEE, LICENSORS may, at their option, terminate this Agreement and revoke the license(s) herein granted by written notice to LICENSEE. LICENSEE shall notify LICENSORS of any such event mentioned in this Paragraph 15.11 as soon as reasonably practicable, and in any event within [***] days after any such event.

15.12 Whereas LSU and the University of Warsaw are academic institutions, LICENSORS shall be free to make such publications as LICENSORS sees fit concerning the technology disclosed in the PATENT RIGHTS.

15.13 If it becomes necessary for one party to employ the services of an attorney for the protection and enforcement of its rights under the Agreement, or to compel performance of the other party’s obligations under the Agreement, upon final judgment or award by a court of competent jurisdiction or by an arbitrator, the court or arbitrator in its discretion may order the defaulting party to pay the other party’s reasonable attorney’s fees at both trial and appellate levels.

15.14 LICENSORS will entertain requests by LICENSEE to allow LICENSORS employees, acting independently of their employment at LSU or the University of Warsaw, to serve as consultants to LICENSEE. The terms and conditions of such a consulting agreement shall be negotiated between LICENSEE and the prospective consultant, and shall be consistent with the rules, regulations, and policies of LSU or the University of Warsaw. It is understood that LSU or the University of Warsaw employees who act as consultants may not ordinarily grant rights in intellectual property to an outside employer.

15.15 During the term of the Agreement, LICENSORS will offer to LICENSEE an exclusive license in any sole or joint inventions and patent rights filed therefore (hereinafter “IMPROVEMENTS”) developed by one of the inventors of PATENT RIGHTS that are covered by claims of PATENT RIGHTS unless such sole or joint inventions are covered by the regulations of the RESEARCH COOPERATION AGREEMENT under terms and conditions that are comparable to the standards of licensing agreements between academic institutions and biotechnology companies. LICENSEE shall have [***] days during which to accept said offer. If LICENSEE does not accept said offer within said period, LICENSORS shall be free to solely or jointly negotiate an exclusive or non-exclusive license agreement with a third-party. LICENSORS should not enter into an exclusive or non-exclusive license agreement on terms that are more favourable to the third party than the terms previously offered to LICENSEE with respect to PATENT RIGHTS.

ARTICLE 16 - PRIOR AGREEMENTS

16.1 With its Effective Date, this Agreement abrogates and replaces the PRIOR AGREEMENTS. Furthermore this agreement contains all arrangements between the parties regarding the PATENT RIGHTS and replaces all other prior, oral or written agreements.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

LICENSEE		BOARD OF SUPERVISORS OF LOUISIANA STATE UNIVERSITY AND AGRICULTURAL AND MECHANICAL COLLEGE [***]

By	[***]	By	[***]
(authorized representative)		(authorized representative)

[***]		[***]

Title:	[***]	Title:	[***]

Date 6/8/15		Date 5/13/15

[***]

By	[***]
(authorized representative)

Typed Name: [***]

Title:	[***]

Date 5/25/15

APPENDIX A

RESEARCH COOPERATION AGREEMENT

[***]

APPENDIX B

TO THE LICENSE AGREEMENT FOR LSU FILE

LSUHSC-S- 07-006

and

LSUHSC-S-09-015

12th DAY OF May, 2015

BETWEEN BIONTECH AG,

THE BOARD OF SUPERVISORS OF LOUISIANA STATE UNIVERSITY AND

AGRICULTURAL AND MECHANICAL COLLEGE ,

AND THE UNIVERSITY OF WARSAW

PATENTS AND PATENT APPLICATIONS WITHIN THE PATENT RIGHTS

[***]

APPENDIX C

PRIOR AGREEMENTS

[***]